Exhibit 23.4

Gaffney, Cline & Associates, Inc. 14990 Yorktown Plaza Dr Houston, TX 77040 Tel:+1 713 850 9955

April 18, 2024

Board of Directors

Ecopetrol S.A.

Carrera 13 No. 36 - 24

Bogotá, D.C.

Colombia

Dear Sirs,

Consent of Gaffney, Cline & Associates

As independent reserves engineers for Ecopetrol S.A. (Ecopetrol), Gaffney, Cline & Associates (GaffneyCline) hereby confirms that it has granted and not withdrawn its consent to (i) the references to GaffneyCline and to the inclusion of information contained in our third-party letter report entitled “Reserves Statement of Certain Fields, Colombia, as of December 31, 2023, as of December 31, 2023”, dated February 20, 2024, prepared for Ecopetrol, and to the annexation of our report as an exhibit in Ecopetrol’s annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the United States Securities and Exchange Commission on April 18, 2024 (the “Registration Statement”).

Yours sincerely,

/s/ Eduardo Sanchez J

Project Manager
Eduardo Sanchez J, Principal Advisor